EXHIBIT 10.16

ADDENDUM TO PUT OPTION AGREEMENT

BY AND AMONG

SIBANNAC, INC., A NEVADA CORPORATION

AND

KIRK KIMERER

The Effective Date of the transaction shall be deemed to be August 31, 2015, for all purposes hereunder.

The state of incorporation of Sibannac, Inc. is amended from Colorado to Nevada.

Date: January 26, 2016

Sibannac, Inc.

By:/s/ Daniel L. Allen

            Name: Daniel L. Allen

            Title:   Chief Executive Officer

Date: January 26, 2016

Kirk Kimerer

By:/s/ Kirk Kimerer

            Name:  Kirk Kimerer

SIBANNAC, INC.

PUT OPTION AGREEMENT

Issue Date: As of June 30, 2015

Sibannac, Inc., a corporation organized under the laws of the State of Colorado ("SI" or the "Company"), hereby agrees that, for value received, Kirk Kimerer, his successors or assigns (the "Holder"), is entitled, subject to the terms set forth below, to require SI from and after the date which is 2 years from date hereof (the "Put Commencement Date"), and until 9 years from the date hereof (the "Put Termination Date"), to repurchase from Holder, up to 1,400,000 common shares (the "Put") of SI common stock (as defined herein) on the terms set forth herein.

As used herein the following terms have the following respective meanings:

(a) The term "Company" shall include SI and any corporation which shall succeed, or assume the obligations of, SI hereunder.

(b) The term "Common Stock" means the common shares of SI acquired by Holder.

(c) The term "Promissory Note" or "Note" means that Promissory Note (Commercial) dated as of June 30, 2015, from Kirk Kimerer to Apollo Media Network, Inc. ("Apollo") in the amount of $250,000, which Note has been subsequently assigned from Apollo to SI.

1. Put Right to Satisfy Note. At any time after the Put Commencement Date until the Put Termination Date, Holder may require that SI accept 1,400,000 common shares of SI owned by Holder in full satisfaction of the Promissory Note of $250,000 by Holder to Apollo, and assigned to SI, and other Obligations (as defined in that certain Pledge and Security Agreement (the "Pledge Agreement") of even date herewith securing the Note)(the "Exercise Price").

2. Exercise of the Put Option. If the Holder wishes to exercise its Put Option rights, it shall submit to the Company (and/or the escrow agent for the Company, as to the pledged collateral consisting of 1,400,000 restricted common shares of SI), in writing, a notice indicating that it wishes the Company to accept tender of 1,400,000 restricted common shares of SI in full satisfaction of the Note and other Obligations ("Exercise

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Notice"). The Exercise Notice may be submitted to the Company at any time beginning 30 days after the Put Commencement Date and ending on the Put Termination Date. Upon receipt of the Exercise Notice, and delivery of a duly executed and Signature Guaranteed Stock Power for 1,400,000 shares of restricted common stock of SI, free and clear of all liens and encumbrances, the Company shall cancel the Note and all other Obligations as full paid. The Put Option will be deemed exercised on the date upon which the Company receives the Exercise Notice and the Company shall act in accordance herewith, subject to such Exercise Notice within ten (10) days from its receipt of the Exercise Notice. The Exercise Price shall be deemed paid by the Company to the Holder upon the Exercise Notice and tender of the Stock Power for the 1,400,000 shares.

3. Event of Default. If after ten (10) days from its receipt of an Exercise Notice, SI has not delivered to Holder the Note marked paid in full, along with written acknowledgement that all Obligations have been satisfied as the Exercise Price for the Put Option, Holder shall have the right to give Notice of Default to SI. In the event the Exercise Price remains unsatisfied as provided above five (5) days after the Notice of Default is given, the Note and the other Obligations shall be deemed immediately satisfied in full, the Pledge Agreement and the pledge thereunder shall be canceled, and SI covenants and agrees that SI shall not take any further action to collect or enforce the Note or the Pledge Agreement.

4. Assignment. This Put Option Agreement, and the rights evidenced hereby, may NOT be transferred by the Holder hereof or by SI, in whole or in part.

5. Miscellaneous. This Put Option Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Put Option Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Put Option Agreement shall be brought only in the state courts of Nevada or in federal courts located in the State of Nevada; provided, however, that Holder may choose to waive this provision and bring an action outside the State of Nevada. The Company agrees to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Put Option Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Put Option Agreement. The headings in this Put Option Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any

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provision hereof shall in no way affect the validity or enforceability of any other provision. The Company and Holder acknowledge that respective legal counsel participated in the preparation of this Put Option Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Put Option Agreement to favor any party against the other.

IN WITNESS WHEREOF, the undersigned have executed this Put Option as of the date first written above.

SIBANNAC, INC.

By: ____________________
Name: Daniel L. Allen
Title: CEO

HOLDER: KIRK KIMERER

____

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